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                                                                    EXHIBIT 13.1

                Certification Pursuant to 18 U.S.C. Section 1350

      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 20-F of Videsh Sanchar Nigam Limited, a limited liability company incorporated in the Republic of India (the "Company") for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's best knowledge, that:

         1. the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

         The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Dated: September 29, 2003                     /s/ Shailendra Kumar Gupta
                                              ----------------------------------
                                              Shailendra Kumar Gupta
                                              Chief Executive Officer

Dated: September 29, 2003                     /s/ Amitabh Khanna
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                                              Amitabh Khanna
                                              Chief Financial Officer